                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               HECHINGER COMPANY
                (Name of Registrant as Specified in Its Charter)
                               HECHINGER COMPANY
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:
               Hechinger Class A common, Hechinger Class B common
     (2) Aggregate number of securities to which transactions applies:
          Shares outstanding 4/28/94: HECHA 29,801,398 HECHB 12,427,587
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------
     (3) Filing party:

- - --------------------------------------------------------------------------------
     (4) Date filed:

- - --------------------------------------------------------------------------------
- - ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

HECHINGER COMPANY
3500 PENNSY DRIVE
LANDOVER, MARYLAND 20785
- - ------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 1994                                               (LOGO)

                                                                    May 12, 1994

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of HECHINGER COMPANY, which will be held at Stouffer Mayflower Hotel, 1127 Connecticut Avenue, N.W., Washington, D.C., on Tuesday, June 14, 1994, at 10:00 a.m., for the following purposes:

     (1) to elect eight directors to hold office until the next Annual Meeting and until their successors are elected and qualified;

     (2) to ratify the appointment of independent public accountants for the current fiscal year; and

     (3) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on April 28, 1994 are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy.

     Representation of at least a majority of all the outstanding shares of common stock of the Company is required to constitute a quorum. Whether or not you plan to attend the meeting, it is important that you promptly complete, sign, date and return the accompanying proxy in the enclosed envelope at your earliest convenience.

                                    By Order of the Board of Directors,

                                    Mark R. Adams
                                    Secretary

                               HECHINGER COMPANY
                            LANDOVER, MARYLAND 20785

                            ------------------------

                                PROXY STATEMENT
                                  MAY 12, 1994
                            ------------------------

     The enclosed proxy is being solicited by the Board of Directors of Hechinger Company (the "Company") in connection with the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 14, 1994, and at any adjournments or postponements thereof. To assure adequate representation at the Annual Meeting, stockholders are requested to sign, date and return promptly the enclosed proxy. Only stockholders of record at the close of business on April 28, 1994 (the "Record Date") will be entitled to vote at the meeting. These proxy materials are first being mailed to stockholders of the Company on or about May 12, 1994.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Hechinger Company, 3500 Pennsy Drive, Landover, Maryland 20785, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

     If a proxy is signed with a preference indicated thereon, the corresponding shares will be voted accordingly, but if no choice has been specified, the shares will be voted FOR the election of the directors nominated herein and FOR the ratification of the appointment of the independent public accountants set forth herein. Stockholders votes cast at the meeting in person or by proxy will be tallied by the Company's transfer agent. Shares held by stockholders present at the meeting in person who do not vote and proxies or ballots marked "abstain" or "withheld" will be counted as present at the meeting for quorum purposes but will not be considered to be voted at the meeting. "Broker non-votes" (i.e., shares represented by proxies, received from a broker or nominee, indicating that the broker or nominee has not voted the shares on a matter with respect to which the broker or nominee does not have discretionary voting power) will be treated as abstentions, i.e., present at the meeting but not voted.

                             ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his or her successor is elected and qualified. It is the intention of the persons named in the enclosed proxy to vote such proxy for the selection of the nominees listed below, unless authority to do so is withheld. All nominees are now directors of the Company and have served continuously since their first election. In the event that any nominee should be unable to accept the position of director, which is not anticipated, it is intended that the persons named in the proxy will vote such proxy for the election of such other person in the place of such nominee for the position of director as the Board may recommend.

                                       YEAR
                                      FIRST
                                     ELECTED
           NAME               AGE    DIRECTOR
- - ---------------------------   ---    --------
John W. Hechinger             74      1959       Mr. Hechinger joined Hechinger Company in 1946. He became
                                                 President of the Company in 1958. He served as Co-Chairman and Co-Chief Executive from 1986 until 1990. He currently
                                                 serves as Chairman of the Board.
Herbert J. Broner             66      1988       Mr. Broner joined Mohasco Corporation in 1968 as Director of
                                                 Marketing and Merchandising and held several executive
                                                 positions with Mohasco prior to being elected a director and then President and Chief Operating Officer in 1980. He served as Chief Executive Officer of Mohasco from April 1983 and
                                                 Chairman from August 1985 until his retirement in 1988.
John W. Hechinger, Jr.        44      1984       Mr. Hechinger, Jr., joined Hechinger Company in 1972. He
                                                 served in various positions with the Company before becoming
                                                 Vice President -- Corporate Development in 1982. In 1986 he
                                                 was named President and Chief Operating Officer. In March,
                                                 1990, Mr. Hechinger, Jr. was elected Chief Executive Officer.
S. Ross Hechinger             42      1984       Mr. Hechinger joined Hechinger Company in 1974. He served in various positions with the Company before becoming Vice
                                                 President -- Distribution in 1982. In 1986 he was promoted to
                                                 Senior Vice President. He served as Senior Vice President --
                                                 Information Systems and Logistics for the Hechinger Stores
                                                 subsidiary until January 1994, when he became Senior Vice
                                                 President -- Corporate Administration for the Company.
Ann D. Jordan                 59      1990       Ms. Jordan is a former Associate Fieldwork Professor, SSA,
                                                 University of Chicago, and former Director of Social
                                                 Services, University of Chicago Medical Center. She also
                                                 serves on the board of directors of Automatic Data
                                                 Processing, Inc., Capital Cities -- ABC, Inc., Johnson &
                                                 Johnson Corporation, National Health Laboratories, Inc.,
                                                 Salant Corporation and The Travelers, Inc.
David O. Maxwell              63      1988       Mr. Maxwell joined the Federal National Mortgage Association as President in February 1981 and was elected Chairman in May
                                                 1981. He served as Chairman and Chief Executive Officer until his retirement in January 1991. Mr. Maxwell also serves on the board of directors of Corporate Partners, L.P., Kaufman and Broad Home Corporation, Potomac Electric Power Company
                                                 and SunAmerica, Inc.
W. Clark McClelland           55      1979       Mr. McClelland joined Hechinger Company in 1975. He served as
                                                 Vice President, Treasurer and Secretary from 1983 until being named Senior Vice President in 1986. Mr. McClelland was named
                                                 Executive Vice President in March 1993. He currently serves as Executive Vice President and Chief Financial Officer.
Alan J. Zakon                 58      1990       Mr. Zakon joined Bankers Trust Company in 1989 as Managing
                                                 Director. Prior to joining Bankers Trust he served in several executive positions with the Boston Consulting Group prior to being elected Chief Executive in 1980. He also serves on the board of directors of Arkansas-Best Corporation, Augat, Inc.,
                                                 Autotote Corporation and Laurentian Capital Corporation.

COMMITTEES OF THE BOARD AND MEETINGS

     The Audit Committee of the Board reviews and acts upon or reports to the Board with respect to the Company's accounting principles and accounting procedures, financial reporting standards and practices and its internal control and recordkeeping practices. The Audit Committee, which presently consists of Mr. Herbert J. Broner, Chairman, Mr. Alan J. Zakon and Ms. Ann D. Jordan, held three meetings during the Company's last fiscal year.

     The Compensation Committee of the Board reviews, approves or makes recommendations to the Board regarding compensation policies and programs of the Company including the salaries, annual incentive and long-term incentive awards for executive officers of the Company. The Committee administers the Company's 1991 Stock Incentive and Performance Share Plans. The Compensation Committee, which presently consists of Messrs. David O. Maxwell, Chairman, Herbert J. Broner and Alan J. Zakon, held three meetings during the Company's last fiscal year.

     The Board does not currently have a nominating committee.

     The Board met five times during the Company's last fiscal year. During the Company's last fiscal year, no member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company ("Non-Employee Director") receive an annual fee of $20,000 and an attendance fee of $1,000 for each Board meeting attended. They also receive $1,000 for each Committee meeting attended. Committee Chairmen receive an additional attendance fee of $250 for each Committee meeting attended. Pursuant to the terms of the Company's 1991 Stock Incentive Plan, Non-Employee Directors receive a one-time award of a non-qualified stock option covering 8,000 shares of Class A common stock upon the date they are first elected to the Board, and also automatically receive each year a non-qualified stock option covering 2,000 shares of Class A common stock at the time of each annual meeting of the Company's stockholders. All options fully vest two years after the date of grant and are exercisable at the fair market value of the underlying stock on the date of grant. Non-Employee Directors are also reimbursed for reasonable expenses of each Board or Committee meeting attended. Directors who are also employees of the Company receive no additional compensation for their service as directors or as members of Committees of the Board.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table sets forth individual compensation information paid by the Company and its subsidiaries to the Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers"), for services rendered in all capacities during the fiscal years ended January 29, 1994 ("1993"), January 30, 1993 ("1992") and February 1, 1992 ("1991").

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM COMPENSATION
                                                                                    --------------------------------------------
                                                                                               AWARDS
                                                  ANNUAL COMPENSATION               ----------------------------       PAYOUTS
                                         --------------------------------------                      SECURITIES      -----------
                                                                   OTHER ANNUAL      RESTRICTED      UNDERLYING      PERFORMANCE
           NAME AND                       SALARY       BONUS       COMPENSATION     STOCK AWARDS       OPTIONS         SHARES
      PRINCIPAL POSITION        YEAR       ($)          ($)            ($)             ($)(1)            (#)           ($)(2)
- - ------------------------------  ----     --------     --------     ------------     ------------     -----------     -----------
John W. Hechinger               1993      425,000            0              0                0                 0              0
  Chairman of the               1992      422,500            0              0                0                 0              0
  Board                         1991      391,667      110,000              0                0                 0              0
John W. Hechinger, Jr.          1993      450,000      230,000              0                0           200,000              0
  President & Chief             1992      446,667      175,000              0                0            34,769              0
  Executive Officer             1991      425,000      175,000              0                0           329,710              0
Kenneth J. Cort(4)              1993      400,000      220,000        341,172                0            37,333              0
  President                     1992       33,333      150,000              0          903,125                 0              0
  Hechinger Stores              1991            0            0              0                0                 0              0
  Company
Frank C. Doczi(5)               1993      391,666      160,000              0                0            19,787        323,072
  President                     1992      350,000      225,000              0          962,500            12,654              0
  Home Quarters                 1991      320,000      180,000              0                0            13,913              0
  Warehouse
W. Clark McClelland             1993      294,167      140,000              0          180,000            24,000              0
  Executive Vice                1992      263,333      135,000              0                0            13,269              0
  President & Chief             1991      249,167      110,000              0          980,000             9,420              0
  Financial Officer

                                   ALL OTHER
           NAME AND              COMPENSATION
      PRINCIPAL POSITION            ($)(3)
- - ------------------------------  ---------------
John W. Hechinger                    11,374
  Chairman of the                       778
  Board                              12,100
John W. Hechinger, Jr.               11,374
  President & Chief                     778
  Executive Officer                  12,100
Kenneth J. Cort(4)                    1,680
  President                               0
  Hechinger Stores                        0
  Company
Frank C. Doczi(5)                    11,374
  President                          10,340
  Home Quarters                       9,418
  Warehouse
W. Clark McClelland                  11,374
  Executive Vice                        778
  President & Chief                  12,100
  Financial Officer

- - ---------------

(1) Represents 85,000 shares of Restricted Stock awarded to Kenneth J. Cort; 110,000 shares of Restricted Stock awarded to Frank C. Doczi; and 20,000 and 80,000 shares of Restricted Stock awarded to W. Clark McClelland. Each award on this table is valued based upon the fair market value of the stock on the date awarded. For each of the Named Executive Officers, the number and value of the aggregate Restricted Stock holdings at the end of the past fiscal year was as follows: John W. Hechinger 0/$0; John W. Hechinger, Jr., 0/$0; Kenneth J. Cort 76,500/ $870,188; Frank C. Doczi 88,000/$1,001,000; and W.
    Clark McClelland 64,000/$728,000. The unvested portion of Restricted Stock awards set forth on this table vest as follows: Kenneth J. Cort, 17,000 shares on January 11, 1995, 17,000 shares on January 11, 1996, 17,000 shares on January 11, 1997 and 25,500 shares on January 11, 1998; Frank C. Doczi, 22,000 shares on October 5, 1994, 22,000 shares on October 5, 1995 and 44,000 shares on October 5, 1996; and W. Clark McClelland, 20,000 shares on January 1, 1995, 36,000 shares on January 1, 1996 and 8,000 shares on January 1, 1997. Kenneth J. Cort, Frank C. Doczi, and W. Clark McClelland had 8,500, 22,000 and 20,000 shares, respectively, become unrestricted in 1993. Dividends will be paid on the Restricted Stock reported on this table. The Restricted Stock Award Agreements pursuant to which Restricted Stock was granted to Messrs. Kenneth J. Cort, Frank C. Doczi, and W. Clark McClelland, and the Stock Option Agreements pursuant to which options to purchase 200,000 shares and 308,000 shares of Class A common stock were granted to John W. Hechinger, Jr. in 1993 and 1991, respectively, provide that in the event of termination of the executive's employment in certain circumstances after a change in control, the restrictions on such shares or options granted shall lapse and the executive shall receive such shares or options free of restrictions. In addition, if such shares or options become subject to certain excise taxes in connection with the lapse of restrictions, the Company shall make an additional payment to the executive to compensate for such taxes. "Change in control" is defined generally to mean an acquisition of beneficial ownership of 20% or more of the Company's voting power by any person (other than the Hechinger and England families) at a time when the Hechinger and England families beneficially own securities representing less voting power than such person, as well as certain changes in the Board of Directors not approved by two-thirds of the then existing directors.

(2) Represents fair market value at date of determination of Performance Shares earned. See Long-Term Incentive Plan Table on page 6 for Performance Shares granted in the past fiscal year.

(3) Represents contribution to the Company's Profit Sharing Plan. Company contributions to the Profit Sharing Plan are in such amounts as may be determined by the Board up to the maximum amount allowable under the Internal Revenue Code of 1986, as amended (the "Code"). Company contributions become 100% vested after a participant completes five years of Plan Service, subject to special rules under which a participant may become partially vested upon completion of four years of Plan Service. Company contributions also become 100% vested if the participant is an employee of the Company at the time he attains age 65 or in the event of the participant's death or disability while an employee.

(4) Kenneth J. Cort was hired as President and Chief Executive Officer of the Company's Hechinger Stores subsidiary in December 1992. In employing Mr. Cort, the Company agreed to provide him with a salary of $400,000, reviewable annually. The Company also provided a signing bonus to Mr. Cort of $150,000, and a performance bonus opportunity which on the achievement of specified goals could range from 25% to 75% of his 1993 salary. The Company also granted to Mr. Cort 85,000 shares of Restricted Stock vesting over 5 years; and agreed that Mr. Cort would be entitled to salary continuation for a period of 12 months in the event of his involuntary termination other than for cause. The Company provided relocation benefits (which included, reimbursement of loss and costs associated with the sale of his principal residence, costs associated with relocating to the Washington, D.C. area and temporary living expenses) and an auto allowance which totalled $341,172 in 1993.

(5) In connection with the Company's acquisition of Home Quarters Warehouse in 1988, the Company entered into a four year employment agreement with Frank
    C. Doczi. The employment agreement expired February 5, 1993.

     All stock options granted to the Named Executive Officers for the three previous fiscal years are disclosed in the Summary Compensation Table. The table below restates the options granted to the Named Executive Officers in the last fiscal year, and provides other information regarding such grants, including an estimate of the grant date present value. Stock Options are granted pursuant to the 1991 Stock Incentive Plan. The Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                         -------------------------------------------------------------------
                                                    PERCENT OF                                 GRANT DATE VALUE
                               NUMBER OF           TOTAL OPTIONS    EXERCISE OR                ----------------
                         SECURITIES UNDERLYING      GRANTED TO      BASE PRICE                    GRANT DATE
                            OPTIONS GRANTED        EMPLOYEES IN      PER SHARE    EXPIRATION    PRESENT VALUE
         NAME                    (#)(1)             FISCAL YEAR       ($/SH.)        DATE          ($) (2)
- - -----------------------  ----------------------   ---------------   -----------   ----------   ----------------
John W. Hechinger                      0                 --               --              --             --
John W. Hechinger, Jr.           200,000               21.3%           $9.00         3/16/03       $874,000
Kenneth J. Cort                   37,333                4.0%           $9.00         3/16/03       $163,145
Frank C. Doczi                    19,787                2.1%           $9.00         3/16/03       $ 86,469
W. Clark McClelland               24,000                2.6%           $9.00         3/16/03       $104,880

- - ---------------

(1) With regard to Messrs. Cort, Doczi and McClelland, all options granted in the past fiscal year fully vest on March 16, 1995, which is two years after the date of grant. With regard to Mr. Hechinger, Jr., all options granted in the past fiscal year fully vest over a four year period ending March 16, 1997. See also Note (1) under the Summary Compensation Table for further discussion of the option granted to Mr. Hechinger, Jr.

(2) The estimated grant date present value reflected in the above table is determined by using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (a) an exercise price on the options of $9.00, which is equal to the fair market value of the underlying stock on the date of grant; (b) option terms of ten years; (c) an interest rate (5.98%) representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term as of the date of grant; (d) volatility of 39.77%, calculated using daily stock prices for the one-year period prior to the date of grant; and (e) dividends at the rate of $0.16 per share representing the annualized dividends paid with respect to a share of Class A common stock at the date of grant. The ultimate value of the options will depend on the future market price of the Company's Class A common stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an executive will realize upon exercise of an option will depend on the excess of the market value of the Company's Class A common stock over the exercise price on the date the option is exercised.

     The following table sets forth certain information on options exercised during the last fiscal year and unrealized value for both exercisable and unexercisable options at fiscal year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                       AND FISCAL YEAR END OPTION VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                 OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(1)
                           ACQUIRED      VALUE     ---------------------------   ---------------------------
                          ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          NAME                (#)         ($)          (#)            (#)            ($)            ($)
- - ------------------------- -----------   --------   -----------   -------------   -----------   -------------
John W. Hechinger              0           --              0              0              0              0
John W. Hechinger, Jr.         0           --        129,560        481,169        113,602        690,600
Kenneth J. Cort                0           --              0         37,333              0         88,666
Frank C. Doczi                 0           --         24,413         32,441         38,261         46,994
W. Clark McClelland            0           --         53,670         37,269         31,999         57,000

- - ---------------

(1) Market value of stock at fiscal year end less exercise price, before payment of applicable income taxes.

     The following table sets forth certain information as to awards under the Company's Performance Share Plan. The Performance Share Plan provides for the award of "Performance Grants" to officers and key employees of the Company and its subsidiaries. "Performance Grants" are rights to earn shares of the Class A common stock ("Performance Shares"), if certain performance goals are met during a specified time period. The Performance Share Plan is administered by the Compensation Committee. No grantee has any voting or dividend rights, or other rights of a stockholder in respect of any Performance Shares until his name is recorded in the Company's stockholder ledger as a record holder of shares of Class A common stock representing such Performance Shares.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                           ESTIMATED FUTURE PAYOUT
                            NUMBER OF                                       OF PERFORMANCE SHARES
                           PERFORMANCE             PERFORMANCE          ------------------------------
                          SHARES GRANTED          PERIOD UNTIL          THRESHOLD    TARGET    MAXIMUM
         NAME                  (#)                   PAYOUT                (#)        (#)        (#)
- - -----------------------   --------------    -------------------------   ---------    ------    -------
John W. Hechinger                  0                   --                --            --        --
John W. Hechinger, Jr.             0                   --                --            --        --
Kenneth J. Cort                    0                   --                --            --        --
Frank C. Doczi (1)             6,596         Three-Year Period Ended      0          5,277     9,234
                                                February 3, 1996
W. Clark McClelland                0                   --                --            --        --

- - ---------------

(1) Pursuant to the terms of the Company's Performance Share Plan, Mr. Doczi was granted the right to earn between 0 and 9,234 shares of Class A common stock upon Home Quarters Warehouse achieving a certain specified range of average operating income targets over the three-year performance period.

PENSION AND RETIREMENT PLANS

     The Company maintains a tax-qualified defined benefit pension plan (the "Pension Plan") pursuant to which employees of the Company or its participating subsidiaries who have completed one year of Benefit Service, as that term is defined in the Pension Plan, are eligible to participate. Under the terms of the Pension Plan, which was instituted in 1981, a participant is entitled upon normal retirement at age 65 (or, if later, the 5th anniversary of participation in the plan) to an annual retirement benefit payable monthly for life.

     For years prior to January 1, 1992, a participant's annual retirement benefit payable at normal retirement is equal to 1% of the participant's "Final Average Earnings" (defined as the average of the participant's highest annual Earnings during any five calendar years of his last 10 years of employment) multiplied by the participant's Years of Benefit Service (not in excess of 30 years). As a result of an amendment to the Pension Plan, effective January 1, 1992, the annual retirement benefit payable at a participant's normal retirement is the sum of (i) 1% of the participant's Final Average Earnings calculated as of December 31, 1991, multiplied by the participant's Years of Benefit Service as of December 31, 1991 (the "Final Average Earnings Formula"); plus (ii) 1.25% of the participant's "Career Average Earnings" beginning January 1, 1992 through termination of employment, multiplied by the participant's Years of Benefit Service beginning on and after January 1, 1992 (the "Career Average Earnings Formula"). The total Years of Benefit Service taken into account in computing a participant's normal retirement benefit will not exceed 30 years. For purposes of this Formula, a participant's Career Average Earnings is the sum of the participant's Earnings for each Year of Benefit Service beginning January 1, 1992 until termination of employment, divided by the number of such years. The term "Earnings" as used in the Pension Plan means a participant's total compensation (effective January 1, 1989, not in excess of $200,000, and effective January 1, 1994 not in excess of $150,000, in each case subject to adjustment for cost-of-living) for a plan year, excluding the value of group term life insurance, income from stock options, awards under the Hechinger Performance Share Plan and other extraordinary items. Participants earn a full Year of Benefit Service for each year during which they complete at least 1,500 hours of service. Participants become fully vested in their benefits under the Pension Plan upon the completion of five years of service (10 years in the case of a participant who is not credited with at least one hour of service on or after February 1, 1989). Participants are eligible for an actuarially reduced early retirement benefit upon attaining age 55 and completion of 10 years of service.

     The Company has also entered into Supplemental Executive Retirement Agreements with certain officers including the Named Executive Officers, with the exception of John W. Hechinger. These agreements provide for retirement benefits equal to 65% of the participant's average annual compensation as defined by the agreements (and excluding certain non-cash compensation such as income from the exercise of stock options and other extraordinary items) for the five highest-paid years of the last ten years of his or her employment, multiplied by a fraction, the numerator of which is the executive's months of employment by the Company not in excess of 360 and the denominator of which is
360. Such benefits are reduced by the amount of an executive's Social Security benefits and payments under the Pension and Profit Sharing Plans of the Company. Benefits vest and are payable at age 65 unless an executive obtains approval from the Board for early retirement. If the participant dies prior to retirement, the participant's named beneficiary will receive an amount equal to 50% of his or her prior year's compensation, payable in equal monthly installments, until the later of the month following the month when the participant would have become 65 or the 120th monthly payment. The agreements also provide for limited cost of living adjustments to an executive's retirement benefits.

     The estimated total annual retirement benefits accrued as of December 31, 1993 and payable at normal retirement under the Pension Plan and the Supplemental Executive Retirement Agreements for the Named Executive officers (excluding John W. Hechinger) are as follows: John W. Hechinger, Jr., $28,080; Kenneth J. Cort, $0; Frank C. Doczi, $73,718; and W. Clark McClelland, $28,500. The Pension Plan portion of these benefit amounts is based on 13 Years of Benefit Service for

Mr. Hechinger, Jr. and Mr. McClelland, and 0 Years of Benefit Service for Mr. Cort. Mr. Doczi is ineligible for the Pension Plan. The portion of the benefit payable under the Supplemental Executive Retirement Agreements is based on the following years of service credit: John W. Hechinger, Jr., 22; Kenneth J. Cort, 1; Frank C. Doczi, 9; and W. Clark McClelland, 18.

     John W. Hechinger has not entered into a Supplemental Executive Retirement Agreement but has a separate agreement with the Company with respect to retirement benefits. The agreement provides for retirement benefits equal to one-half of the average of Mr. Hechinger's highest five years earnings. The benefit is payable for his lifetime (or that of his spouse in the event he predeceases her). The benefits payable under the agreement will be adjusted for changes in the Consumer Price Index. The total annual retirement benefit accrued as of December 31, 1993 and payable under the Pension Plan and this agreement as of December 31, 1993 is $321,218. Mr. Hechinger is credited with 13 Years of Benefit Service under the Pension Plan.

COMPENSATION COMMITTEE REPORT

     Since its inception in 1911, the Company has recognized the importance of attracting, retaining and motivating executives of outstanding abilities. The Company firmly believes that quality people are essential to future success.

     As described in the Section entitled Committees of the Board and Meetings on page three, the Compensation Committee is responsible for administering the compensation program for executive officers of the Company. The Committee's Report discusses the Company's overall compensation philosophy applicable to its executive officers and provides specific information regarding the components of compensation and bases for compensation of the Chief Executive Officer. The Compensation Committee is comprised of three Non-Employee Directors.

     On August 10, 1993, the Omnibus Budget Reconciliation Act of 1993 was signed into law (the "Revenue Act"). The Revenue Act limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to an employee of such corporation for years following 1993. Under the Revenue Act, compensation which is payable under a written contract that was in effect before February 17, 1993, or which qualifies as "performance-based" compensation is exempt from the $1 million deductibility limitation. The Committee is aware of the applicable provisions of the Revenue Act and intends to review their application to the Company's executive compensation program as it, from time to time, considers compensation issues.

  OVERALL COMPENSATION PHILOSOPHY

     The Hechinger Company's executive compensation program is designed to provide forms and levels of compensation that:

          - Enable the Company to compete effectively in the labor market, by attracting and retaining executive talent of a calibre sufficient to meet its business goals;

          - Reward executives for the accomplishment of pre-defined business goals and objectives, thereby maintaining a "pay-for-performance" environment; and

          - Motivate executives toward gains in stockholder wealth so that executives will be financially advantaged when stockholders are similarly advantaged.

     In implementing this philosophy, the Company targets its compensation plans at the competitive norm for the retail industry. The competitive norm is considered to be the median level of compensation as adjusted for company size, in available compensation surveys of the retail industry. In 1993, the Company primarily used survey information prepared by Management Compensation Services, a division of Hewitt Associates LLC. Because of its broader base, this survey information does not include precisely the same companies included in the S&P Retail-Specialty Index. In addition, individual compensation may vary from the competitive norm based on factors specific to each of the three main components of compensation described below.

  COMPONENTS OF COMPENSATION AND PERFORMANCE

     BASE SALARY

     Executive officer salaries are assessed annually. In determining the appropriateness of a salary change, the Committee has generally considered four factors:

          - The relationship between current salary and the competitive norm;

          - The average size of salary increases being granted by the retail industry;

          - Whether the responsibilities of the position have been changed during the preceding year; and

          - The general performance of the executive officer.

     As can be seen from the Summary Compensation Table, the base salary of the Chief Executive Officer, John W. Hechinger, Jr., increased by less than 1% in 1993 over 1992. The Committee took this action given: (i) the significant charge taken by the Company in 1992 to reposition the Hechinger Stores subsidiary, and
(ii) the Committee's desire to further motivate the Chief Executive Officer in a manner consistent with increasing stockholder wealth, as discussed under Long-Term Incentives below. Both the 1993 increase and Mr. Hechinger, Jr.'s salary level are below the norm for similarly sized retail companies.

     Excluding Mr. Cort, who only joined the Company in December 1992, the aggregate salary increase for the remaining Named Executive Officers was 7.2%. The evaluation of each Officer's increase was based on the factors described above.

     ANNUAL INCENTIVES

     Annual incentives (or bonuses) are based on performance and are intended to focus management's attention on key financial and strategic results. It is possible that no annual awards may be paid if corporate and subsidiary performance objectives are not achieved.

     The annual performance measures adopted for the fiscal year ended January 29, 1994 ("1993") provided for awards based primarily on the profitability of the consolidated Company and its two subsidiaries versus pre-established financial targets. In addition, the 1993 incentive plan recognized the achievement of other key strategic objectives. The strategic objectives varied by position, as did the weight assigned these objectives, but included measurable goals related to store productivity and cost reduction, among others.

     The Chief Executive Officer's bonus for 1993 was $230,000, which slightly exceeded Mr. Hechinger, Jr.'s target payout of $225,000, or 50% of year end salary. Mr. Hechinger, Jr.'s bonus was determined based upon an evaluation of performance versus pre-established consolidated financial goals and pre-established strategic goals. These goals were weighted such that 75% of his targeted payout related to consolidated financial performance, and 25% related to the accomplishment of enumerated strategic goals. In arriving at the 1993 bonus payment, the Committee considered each goal individually, and measured performance against the goals. In Mr. Hechinger, Jr.'s case, each goal was achieved or exceeded. Other Executive Officers were similarly evaluated. Of the remaining Named Executive Officers who received a bonus, each had a target payout of 45% of year end salary, and each had a bonus evaluation which was weighted either 75% or 80% to the achievement of financial performance goals (i.e., consolidated or business unit profitability, as appropriate), and either 25% or 20% to the achievement of strategic goals.

     LONG-TERM INCENTIVES

     The Hechinger Company's compensation philosophy is that long-term incentives should motivate and retain executive officers. In addition, the Committee believes that compensation, particularly at the senior executive level, should be linked to changes in stockholder value. Toward this objective, the Company has awarded executive officers Stock Options, Restricted Stock, and Performance Shares. The size of Stock Option and Performance Share Awards are targeted to meet competitive norms in the retail industry and are primarily influenced by cash compensation and job position. Restricted Stock Awards and any "Special" Stock Option Grants are more greatly influenced by specific circumstances, including individual performance and anticipated responsibility. "Special" grants differ from other option grants primarily in terms of being larger in size, providing longer vesting restrictions, and including change in control provisions. The Committee believes that these "Special" grants and Restricted Stock, because of their limited use and unique objective, must be sufficient in size to provide a strong incentive for the Executive Officer to achieve the Company's long-term business goals. Restricted Stock and "Special" Stock Option Grants are intended to be utilized in very limited circumstances.

     All stock options have value for executive officers only if the price of the Company's stock appreciates in value from the date the stock options are granted. The Company has not repriced or amended the terms of the outstanding options; therefore, executive officers do not benefit from stock price appreciation unless stockholders also benefit.

     As described under Base Salary on page nine, the Committee wanted to further motivate the Chief Executive Officer in a manner consistent with increasing stockholder wealth. Consequently, on March 16, 1993, Mr. Hechinger, Jr. was awarded a "Special" Stock Option Grant to purchase 200,000 shares of Class A common stock. The option is exercisable at the fair market value of the common stock on the grant date ($9.00 per share) and vests over a four year-period. In awarding the grant, the Committee considered each of the factors outlined above along with the advice of its outside compensation and benefit consultant. Like all options, value will only accrue to Mr. Hechinger, Jr. if the price of the Company's stock exceeds the option's exercise price. Options granted to other Named Executive Officers were essentially based on formulas which are targeted to meet competitive norms in the retail industry.

     Concurrent with his promotion to Executive Vice President, 20,000 shares of Restricted Stock were granted to W. Clark McClelland in 1993. The Committee believes that this grant, like grants in prior years, aligns the executive's interest with stockholders, and provides strong retentive characteristics due to multi-year vesting schedules.

     The Performance Share Plan was adopted to provide incentive compensation based on the Company's and any subsidiary's longer term financial performance. Under the plan, Performance Shares may be granted annually as determined by the Committee. The granting of Performance Shares to an executive has generally resulted in a reduction in the number of stock options which the executive would have been awarded. For participating executives, value is created under the Performance Share Plan only if the Executive's business unit achieves at least 80% of its three-year operating income target. Only Mr. Doczi of the Named Executive Officers was awarded Performance Shares in 1993.

SUMMARY

     In summary, the Committee believes that the Company's compensation programs effectively implement the Overall Compensation Philosophy described on page eight. Nevertheless, as the Company evolves, so likely will its compensation programs. Notwithstanding that evolution, the Committee intends to continue the policy of linking executive compensation to corporate performance, with the appropriate balancing of both short-term and long-term objectives.

                                          COMPENSATION COMMITTEE,
                                          David O. Maxwell, Chairman
                                          Herbert J. Broner
                                          Alan J. Zakon

STOCK PERFORMANCE GRAPH

     The following graph compares the Company's Class A common stock performance for each of the last five fiscal years with the performance of the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Retail -- Specialty Index ("S&P Retail -- Specialty"). The cumulative total return assumes $100 invested on January 30, 1989 and assumes reinvestment of dividends on a quarterly basis.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            HECHINGER COMPANY, S&P 500, AND S&P RETAIL -- SPECIALTY

      MEASUREMENT PERIOD           HECHINGER                      S&P RETAIL-
    (FISCAL YEAR COVERED)           COMPANY         S&P 500        SPECIALTY
1989                                    100.00          100.00          100.00
1990                                     62.52          114.36          116.84
1991                                     38.59          123.92          134.22
1992                                     78.89          151.94          181.15
1993                                     57.11          167.90          238.14
1994                                     64.40          189.40          232.82

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS ON A QUARTERLY BASIS.

CERTAIN TRANSACTIONS

     During the last fiscal year, thirteen of the Company's store sites were leased from Hechinger Enterprises ("Enterprises"), a partnership consisting of members of the Hechinger and England families. The rentals paid by the Company to Enterprises under these leases in the Company's last fiscal year were $4,553,614. Only twelve of these store sites were leased at the end of the fiscal year. In addition, the Company leased certain warehouse space from Enterprises for which it paid $73,333 during the year. In the opinion of management, the terms of these leases were at least as favorable to the Company as those of leases which the Company has with unaffiliated lessors for comparable premises. Certain administrative services were provided to Enterprises by certain employees of the Company. During the last fiscal year, the Company charged Enterprises approximately $285,615 for such services, and the Company believes that such amount is approximately equal to the amount which unrelated third parties would charge for such services. In 1994, these administrative services are being provided to Enterprises by third party vendors.

                EQUITY SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the Record Date, there were outstanding 29,801,398 shares of Class A common stock and 12,427,587 shares of Class B common stock. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes on the matters to be voted upon at the Annual Meeting.

     As of April 28, 1994, to the knowledge of the management of the Company, J.P. Morgan & Co., Incorporated, 60 Wall Street, New York, New York, owned 6,025,985 shares or 20.7% of the Class A common stock outstanding, as indicated in a Schedule 13G filed with the Securities and Exchange Commission on December 31, 1993, and, as of May 5, 1994, FMR Corp., 82 Devonshire Street, Boston, Massachusetts, owned 2,643,100 shares or 8.9% of the Class A common stock outstanding, based on information furnished to the Company by FMR Corp. Members of the Hechinger and England families beneficially own a total of 1,252,957 shares (4.21%) of the outstanding Class A common stock. Pursuant to a voting agreement with members of the Hechinger and England families, and entities controlled by them (the "Voting Agreement"), John W. Hechinger, John W. Hechinger, Jr., and S. Ross Hechinger together hold a proxy to vote these 1,252,957 shares of Class A common stock held by certain members of the Hechinger and England families and certain entities controlled by them.

     The following table provides information as to the only stockholders of record known to management of the Company to own more than 5% of the outstanding shares of Class B common stock. The share totals and percentages set forth below reflect duplicative counting of shares in certain instances where the beneficial ownership is attributable to more than one stockholder in accordance with the definition of "beneficial ownership" set forth in the rules and regulations applicable to proxy statement disclosure. For example, John W. Hechinger, John
W. Hechinger, Jr., and S. Ross Hechinger are deemed to each have beneficial ownership of 10,972,791 shares of Class B common stock for which they together hold a proxy to vote pursuant to the Voting Agreement, as described below. The address for each individual and entity listed in the following table is 3500 Pennsy Drive, Landover, Maryland 20785.

                                              CLASS B SHARES
                                               BENEFICIALLY      PERCENT OF
             NAME AND ADDRESS                     OWNED           CLASS B
- - ------------------------------------------    --------------     ----------
Joan England Akman                                 678,132(2)       5.46%
Catherine S. England                               852,366(3)       6.86%
Lois H. England                                  1,607,114(4)      12.94%
Richard England                                  1,607,114(5)      12.94%
Richard England, Jr.                             1,048,983(6)       8.44%
John W. Hechinger                               10,972,791(7)(1)   88.30%
John W. Hechinger, Jr.                          10,972,791(8)(1)   88.30%
June R. Hechinger                                2,666,369(9)      21.46%
S. Ross Hechinger                               10,972,791(10)(1)  88.30%
Nancy Hechinger Lowe                             1,027,043(11)      8.27%
Sally Hechinger Rudoy                            1,027,042(12)      8.27%
June Limited Partnership(13)                     2,601,229         20.94%
Lois Associates Limited Partnership(14)          1,786,455         14.38%

- - ---------------

 (1) Members of the Hechinger and England families beneficially own a total of 10,972,791 shares (88.30%) of the outstanding Class B common stock. Pursuant to the Voting Agreement with members of the Hechinger and England families and entities controlled by them, John W. Hechinger, John W. Hechinger, Jr., and S. Ross Hechinger together hold a proxy to vote these 10,972,791 shares of Class B common stock held by certain members of the Hechinger and England families and entities controlled by them.

 (2) Represents 667,262 shares held indirectly by Ms. Akman by virtue of her holdings in family partnerships and 10,870 shares held indirectly by Ms. Akman as custodian for her minor children.

 (3) Represents 170,524 shares held directly by Ms. England, 667,262 shares held indirectly by Ms. England by virtue of her holdings in family partnerships, 6,715 shares held directly by Ms. England's former spouse and 7,865 shares held indirectly by Ms. England as custodian for her minor children.

 (4) Represents 701,765 shares held directly by Mrs. England, 203,585 shares held indirectly by Mrs. England by virtue of her holdings in a family trust and 701,764 shares held directly by Mrs. England's spouse.

 (5) Represents 701,764 shares held directly by Mr. England, 701,765 shares held directly by Mr. England's spouse and 203,585 shares held indirectly by Mr. England's spouse by virtue of her ownership interests in a family trust.

 (6) Represents 381,722 held directly by Mr. England, Jr. and 667,261 shares held indirectly by Mr. England, Jr. by virtue of his holdings in family partnerships.

 (7) Includes 1,172,836 shares held directly by Mr. Hechinger, 669,824 shares held indirectly by Mr. Hechinger by virtue of his holdings in a family partnership and a family trust, 489,917 shares held directly by Mr. Hechinger's spouse and 333,792 shares held indirectly by Mr. Hechinger's spouse by virtue of her ownership interest in a family partnership.

 (8) Includes 466,566 shares held directly by Mr. Hechinger, Jr., 538,383 shares held indirectly by Mr. Hechinger, Jr. by virtue of his holdings in family partnerships, 5,827 shares held directly by Mr. Hechinger, Jr.'s spouse, 4,614 shares held indirectly by Mr. Hechinger, Jr.'s spouse as custodian for her minor children and 17,481 shares held indirectly by Mr. Hechinger, Jr. as custodian for his minor children.

 (9) Represents 489,917 shares held directly by Mrs. Hechinger, 333,792 shares held indirectly by Mrs. Hechinger by virtue of her holdings in a family partnership, 1,172,836 shares held directly by Mrs. Hechinger's spouse and 669,824 shares held indirectly by Mrs. Hechinger's spouse by virtue of his ownership interest in a family partnership and a family trust.

(10) Includes 471,180 shares held directly by Mr. Hechinger, 538,383 shares held indirectly by Mr. Hechinger by virtue of his holdings in family partnerships, 5,827 shares held directly by Mr. Hechinger's spouse and 17,481 shares held indirectly by Mr. Hechinger as custodian for his minor children.

(11) Represents 471,180 shares held directly by Mrs. Lowe through a revocable trust, 538,382 shares held indirectly by Mrs. Lowe by virtue of her holdings in family partnerships, 5,827 shares held directly by Mrs. Lowe's spouse and 11,654 shares held indirectly by Mrs. Lowe as custodian for her minor children.

(12) Represents 471,180 shares held directly by Mrs. Rudoy, 538,381 shares held indirectly by Mrs. Rudoy by virtue of her holdings in family partnerships, 5,827 shares held directly by Mrs. Rudoy's spouse and 11,654 shares held indirectly by Mrs. Rudoy as custodian for her minor children.

(13) June Limited Partnership is a partnership consisting of members of the family of John W. Hechinger.

(14) Lois Associates Limited Partnership is a partnership consisting of members of the family of Richard England.

     The following table sets forth the beneficial ownership of the Company's common stock by each of the directors and nominees, each Named Executive Officer, and all of the Company's directors and executive officers as a group as of April 28, 1994.

                               CLASS A SHARES                        CLASS B SHARES
                                BENEFICIALLY                          BENEFICIALLY
                                   OWNED               % OF              OWNED               % OF
            NAME               APRIL 28, 1994          CLASS         APRIL 28, 1994          CLASS
- - ----------------------------   --------------      -------------     --------------      -------------
John W. Hechinger                       (1)             (1)                   (1)             (1)
Kenneth J. Cort                      85,000(3)     less than 1%                --        less than 1%
Herbert J. Broner                     9,000(3)     less than 1%                --             --
Frank C. Doczi                      154,681(3)     less than 1%                --             --
John W. Hechinger, Jr                   (2)(3)          (2)                   (2)             (2)
S. Ross Hechinger                       (2)(3)          (2)                   (2)             (2)
Ann D. Jordan                         8,300(3)     less than 1%                --             --
David O. Maxwell                      9,000(3)     less than 1%                --             --
W. Clark McClelland                 144,216(3)     less than 1%             1,592        less than 1%
Alan J. Zakon                         8,000(3)     less than 1%             2,000        less than 1%
All Directors and Executive       1,152,215            3.87%            4,735,703           38.11%
  Officers as a group
  (11 persons)

- - ---------------

(1) By virtue of their direct holdings of the Company's shares and their ownership interests in a family partnership and a family trust, Mr. and Mrs. John W. Hechinger own 168,666 shares (.57%) and 90,252 shares (.31%), respectively, of Class A common stock and 1,842,660 shares (14.83%) and 823,709 shares (6.63%), respectively, of Class B common stock. Pursuant to the Voting Agreement with members of the Hechinger and England families and entities controlled by them, John W. Hechinger, together with John W. Hechinger, Jr. and S. Ross Hechinger, holds a proxy to vote a total of 1,252,957 shares (4.21%) of Class A common stock and 10,972,791 shares (88.30%) of Class B common stock held by certain members of the Hechinger and England families and certain family partnerships.

(2) John W. Hechinger, Jr. and S. Ross Hechinger are the adult sons of John W. Hechinger. By virtue of their direct holdings of the Company's shares, their spouses' holdings, their holdings as custodians for their minor children and their interests in family partnerships,and stock option grants which are currently exercisable into Class A common stock, John W. Hechinger, Jr. owns 319,159 shares (1.07%) of Class A common stock and 1,032,871 shares (8.32%) of Class B common stock and S. Ross Hechinger owns 151,367 shares (.51%) of Class A common stock and 1,032,871 shares (8.32%) of Class B common stock. Pursuant to the Voting Agreement with members of the Hechinger and England families and entities controlled by them, John W. Hechinger, Jr., and S. Ross Hechinger, together with John W. Hechinger, hold proxies to vote a total of 1,252,957 shares (4.21%) of Class A common stock and 10,972,791 shares (88.30%) of Class B common stock held by certain members of the Hechinger and England families and entities controlled by them.

(3) The number and percentage of Class A shares represented in the table as beneficially owned by Kenneth J. Cort, Herbert J. Broner, Frank C. Doczi, John W. Hechinger, Jr., S. Ross Hechinger, Ann D. Jordan, David O. Maxwell,
    W. Clark McClelland and Alan J. Zakon include 0; 8,000; 37,067; 204,329; 36,537; 8,000; 8,000; 60,689 and 8,000, respectively, of stock option grants which are currently exercisable into Class A common stock.

     Richard England, Catherine S. England and Joan England Akman filed a Form 4 report of their stock holdings covering two, one and two transactions, respectively, after the required filing date.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young, 1225 Connecticut Avenue, N.W., Washington, D.C. 20036, served as independent public accountants for the Company with respect to the fiscal year ended January 29, 1994. The Board desires that firm to continue in that capacity with respect to the current fiscal year. Accordingly, a resolution will be presented to the meeting to ratify the appointment by the Board of Ernst & Young as independent public accountants to audit the accounts and records of the Company for the current fiscal year and to perform other appropriate services. Representatives of Ernst & Young will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders. No determination has been made as to what action the Board would take if stockholders do not ratify the selection.

                            SOLICITATION OF PROXIES

     The cost of the solicitation of proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged W. F. Doring & Co., Inc. for a fee of $2,500 plus out-of-pocket expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone, by a few regular employees of the Company. The Company will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

     This Proxy Statement is accompanied by the Annual Report, or has been preceded by the Annual Report of the Company, which includes financial statements for the year ended January 29, 1994. The Annual Report is not to be regarded as part of the proxy solicitation materials.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1995 Annual Meeting must be received by the Secretary of the Company, 3500 Pennsy Drive, Landover, Maryland 20785, no later than January 19, 1995, in order to be considered for inclusion in the 1995 Proxy Statement.

                                 OTHER MATTERS

     So far as management knows, there are no matters to come before the Annual Meeting, other than those set forth in this Proxy Statement. If any further business is properly presented to the meeting, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors



                                          Mark R. Adams
                                          Secretary

                                    (LOGO)

                               HECHINGER COMPANY
      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 1994

     The undersigned, having received notice of meeting and management's Proxy Statement, hereby appoint(s) W. CLARK McCLELLAND and MARK R. ADAMS, or either one of them, attorneys, agents or proxies (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the annual meeting of the stockholders of HECHINGER COMPANY to be held on June 14, 1994, at 10:00 a.m. and any and all adjournments thereof, and there in their discretion to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Class A common stock and Class B common stock of said Company which the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as follows:

1. ELECTION OF DIRECTORS
   FOR / / all nominees listed below (except as marked to the contrary below):
   WITHHOLDING AUTHORITY / / to vote for all nominees listed below:

JOHN W. HECHINGER, HERBERT J. BRONER, JOHN W. HECHINGER, JR., S. ROSS HECHINGER,
      ANN D. JORDAN, DAVID O. MAXWELL, W. CLARK McCLELLAND, ALAN J. ZAKON

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

- - --------------------------------------------------------------------------------

2. FOR / / AGAINST / / ABSTAIN / / ratification of the appointment of Ernst & Young as independent auditors of the Company; and,

3. On such other matters as may properly come before the meeting or at any adjournments thereof.

                          (Continued on reverse side)

   The shares represented by this proxy will be voted as directed by the stockholder. If no instructions are indicated, the undersigned's vote will be cast FOR the election of the eight director nominees listed in the Proxy Statement and FOR the ratification of the appointment of Ernst & Young.

                                                 Dated: -----------------, 1994

                                                 -------------------------------

                                                 -------------------------------
                                                          Signature(s)

                                                 Please sign exactly as your
                                                 name appears hereon. For stock
                                                 held jointly, each joint owner
                                                 should personally sign. For
                                                 stock held by corporation,
                                                 please affix corporate seal.
                                                 Persons signing in a fiduciary
                                                 capacity, please give full
                                                 title.

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS